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                                  EXHIBIT 21.1

                      SUBSIDIARIES CONTROLLED BY REGISTRANT

SUBSIDIARIES OF DOUBLECLICK INC.
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DoubleClick International Internet Advertising Limited (Ireland)
DoubleClick Finance Corp. (Delaware)

WHOLLY-OWNED OR MAJORITY-OWNED SUBSIDIARIES OF DOUBLECLICK INTERNATIONAL INTERNET ADVERTISING LIMITED
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DoubleClick International Internet Advertising Limited (Ireland)
DoubleClick International Internet Purchasing Limited (Ireland)
DoubleClick International Internet Sales Limited (Ireland)
Philcrost Limited (Ireland) (name to be changed to DoubleClick DART International Limited)
Caschem Limited (Ireland) (name to be changed to DoubleClick Internet Ireland Limited)
DoubleClick Australia Pty. Ltd. (Australia)
DoubleClick Benelux Limited (Ireland)
DoubleClick Canada Network Inc. (Canada)
DoubleClick GmbH Deutschland (Germany)
DoubleClick Internet Advertising SARL (France)
DoubleClick Europe Limited (United Kingdom)

Wholly-owned Subsidiary of DoubleClick Benelux Limited
DoubleClick Benelux B.V. (Netherlands)


NOTE:  JURISDICTION OF INCORPORATION NOTED IN PARENTHESES.